UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2022

Outset Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39513	20-0514392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3052 Orchard Dr., San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (669) 231-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2022 (the Closing Date), Outset Medical, Inc. (the Company) entered into two senior secured credit facilities, which collectively provide for borrowings of up to $300.0 million: (i) a term loan facility pursuant to a loan and security agreement (the SLR Loan Agreement) among SLR Investment Corp., as collateral agent (Agent), the lenders from time to time party thereto (the Term Loan Lenders) and the Company (the SLR Term Loan Facility), and (ii) an asset-based revolving credit facility pursuant to a credit agreement (the SLR Revolving Credit Agreement, together with the SLR Loan Agreement, the SLR Credit Facility Agreements) among Gemino Healthcare Finance, LLC d/b/a SLR Healthcare ABL, as lender (ABL Lender), and the Company (the SLR Revolver, together with the SLR Term Loan Facility, the SLR Credit Facilities).

The maximum amount the Company is permitted to borrow under the SLR Credit Facilities is subject to certain overall borrowing limitations. The Company is permitted to borrow up to $200.0 million under the SLR Credit Facilities on the Closing Date. If the Company achieves a certain net revenue milestone, calculated on a trailing six month basis (First Revenue Milestone), on or before June 30, 2024 and the Additional Tranche (as defined below) under the SLR Revolver has been approved, the Company will be permitted to borrow up to $250.0 million under the SLR Credit Facilities. If the Company achieves a subsequent additional net revenue milestone, calculated on a trailing six month basis (Second Revenue Milestone), on or before June 30, 2025 and obtains lenders' credit approval, the Company will be permitted to borrow up to $300.0 million under the SLR Credit Facilities.

The Company repaid in full all amounts due under its existing senior secured term loan facility with Silicon Valley Bank (SVB), dated as of July 2, 2020, between the Company and SVB, including the early repayment fee of $0.3 million and the final payment of $2.0 million, using a portion of the proceeds of the SLR Credit Facilities.

SLR Term Loan Facility

Pursuant to the terms and conditions of the SLR Loan Agreement, the Term Loan Lenders agreed to extend term loans to the Company in an aggregate principal amount of up to $250.0 million, comprised of (i) a term loan of $100.0 million (the Term A Loan), (ii) one or more term loans (in minimum increments of $20.0 million each) in the aggregate of up to $100.0 million (each, a Term B Loan) and (iii) one or more term loans in the aggregate of up to $50.0 million (each, a Term C Loan). Each Term A Loan, Term B Loan and Term C Loan is referred to single as a Term Loan and are referred to collectively as the Term Loans. The Term A Loan was funded on the Closing Date. The Term B Loan(s) are available for funding until August 20, 2024. The Term C Loan(s) are available subject to the lenders’ credit approval and the achievement of the Second Revenue Milestone on or before June 30, 2025. The Term C Loan will remain available for funding until one business day prior to November 1, 2027.

Any principal amount outstanding under the Term Loans will accrue interest at a rate per annum equal to one-month term Secured Overnight Financing Rate (term SOFR) (subject to a 2.75% floor), plus 5.15%, payable monthly in arrears. The Company is permitted to make interest-only payments on the Term Loans through November 30, 2026, which may be extended at the Company's option to May 31, 2027; provided that the Company meets the First Revenue Milestone. Any principal amounts outstanding under the Term Loans, if not repaid sooner, are due and payable on November 1, 2027 (the Maturity Date). The Company is obligated to pay Agent (i) a non-refundable facility fee in the amount of $750,000 in respect of the Term A Loan, (ii) a non-refundable facility fee in the amount of $750,000 in respect of the Term B Loan(s), to be due and payable upon the earliest to occur of (a) the funding of the first Term B Loan, (b) December 20, 2023 and (c) the prepayment of the Term Loans and (iii) a non-refundable facility fee in the amount of $375,000 in respect of the Term C Loan, to be due and payable upon the earliest to occur of (a) the funding of the first Term C Loan, (b) one day prior to the Maturity Date and (c) the prepayment of the Term Loans. In addition, the Company is obligated to pay a final fee equal to 4.75% of the aggregate amount of the Term Loans funded, such final fee to be due and payable upon the earliest to occur of (i) the Maturity Date, (ii) the acceleration of the Term Loans and (iii) the prepayment of the Term Loans. The Company may voluntarily prepay the outstanding Term Loans, subject to a prepayment premium of (i) 3.0% of the principal amount of the Term Loan, if prepaid prior to or on the first anniversary of the Closing Date, (ii) 2.0% of the principal amount of the Term Loan, if prepaid after the first anniversary of the Closing Date through and including the second anniversary of the Closing Date, or (iii) 1.0% of the principal amount of the Term Loan if prepaid after the second anniversary of the Closing Date and prior to the Maturity Date.

SLR Revolver

The SLR Revolving Credit Agreement provides for an asset-based revolving credit facility with aggregate revolving commitments of $25.0 million (the Initial Revolver Commitment). The Company may request to increase the aggregate revolving commitments by $25.0 million (the Additional Tranche) to an aggregate amount of $50.0 million, subject to ABL Lender’s approval. Amounts available to be drawn under the SLR Revolver are equal to the lesser of (i) outstanding revolving commitments under the SLR Revolving Credit Agreement and (ii) a borrowing base (the Borrowing Base) equal to the sum of (a) 85% of eligible accounts receivable, plus (b) 25% of eligible inventory (not to exceed the lesser of 50% of the Borrowing Base and $5.0 million), minus (c) customary reserves, minus (d) unposted cash.

Any principal amount outstanding under the SLR Revolver will accrue interest at a rate per annum equal to one-month term SOFR (subject to a 2.75% floor), plus 3.20%, payable monthly in arrears. Interest on any borrowing is payable monthly. The Company is obligated to pay Lender (i) a non-refundable facility fee in the amount of $187,500 in respect of the Initial Revolver Commitment, (ii)

a non-refundable facility fee in the amount of $187,500 in respect of the Additional Tranche, to be due and payable upon activation of the Additional Tranche, (iii) a commitment fee of 0.50% per annum of the average daily unused portion of the then commitment amount, payable monthly and (iv) a collateral monitoring fee of 0.10% per month of the average daily Borrowing Base during the prior month, payable monthly. The Company may terminate the SLR Revolver at any time, subject to a termination fee of (i) 2.0% of the aggregate revolving commitments then in effect, if terminated prior to or on the first anniversary of the Closing Date, (ii) 1.0% of the aggregate revolving commitments then in effect, if terminated after the first anniversary of the Closing Date through and including the second anniversary of the Closing Date, or (iii) 0.5% of the aggregate revolving commitments then in effect, if terminated after the second anniversary of the Closing Date through and including the third anniversary of the Closing Date. Such termination fee is waived if the SLR Revolver is terminated after the third anniversary of the Closing Date and prior to the Maturity Date.

Subject to customary exceptions and restrictions, the Company may borrow, repay and reborrow varying amounts under the SLR Revolver at any time. If at any time the outstanding amount under the SLR Revolver exceeds the lesser of (i) the aggregate revolving commitments then in effect and (ii) the Borrowing Base then in effect, the Company will be required to prepay outstanding amounts under the SLR Revolver.

The SLR Revolver shall expire on November 1, 2027.

Other Terms of the SLR Credit Facilities

As security for its obligations under the SLR Credit Facilities, the Company granted Agent, for the benefit of the Term Loan Lenders, and ABL Lender a continuing security interest in substantially all of the assets of the Company, including the Company’s intellectual property, subject to certain exceptions.

The SLR Credit Facility Agreements contain customary representations and warranties and customary affirmative and negative covenants, including, among others, requirements as to financial reporting and insurance and restrictions on the Company’s ability to dispose of its business or property, to change its line of business, to liquidate or dissolve, to enter into any change in control transaction, to merge or consolidate with any other entity or to acquire all or substantially all the capital stock or property of another entity, to incur additional indebtedness, to incur liens on its property or to pay any dividends or other distributions on capital stock, in each case with certain exceptions. The Company has also agreed to a financial covenant whereby, beginning with the fiscal quarter ending December 31, 2023, the Company must either (i) maintain certain levels of cash and cash equivalents in accounts subject to control agreements in favor of Agent and ABL Lender of at least 50% of the sum of (a) the outstanding obligations under the Term Loans (as defined below) and (b) the amount of the Company’s accounts payable that have not been paid within 120 days from the invoice date thereof or (ii) generate net product and product related revenue in excess of specified amounts for applicable measuring periods.

In addition, the SLR Credit Facility Agreements contain customary events of default that entitle Agent, under the SLR Loan Agreement, and ABL Lender, under the SLR Revolving Credit Agreement, to cause the Company’s indebtedness under the SLR Loan Agreement or SLR Revolving Credit Agreement, as applicable, to become immediately due and payable, and to exercise remedies against the Company and the collateral securing the obligations owed under the applicable SLR Credit Facility Agreement. Under the SLR Credit Facility Agreements, an event of default will occur if, among other things, the Company fails to make payments under either SLR Credit Facility Agreement, the Company breaches certain covenants under either SLR Credit Facility Agreement, subject to specified cure periods with respect to certain breaches, the Agent or ABL Lender, as applicable, determine that a material adverse change has occurred under the SLR Loan Agreement or SLR Revolving Credit Agreement, as applicable, or the Company or its assets become subject to certain legal proceedings, such as bankruptcy proceedings. Upon the occurrence and for the duration of an event of default, an additional default interest rate (the Default Rate) equal to 4.0% per annum will apply to all obligations owed under the SLR Credit Facility Agreements.

The foregoing summaries of the SLR Loan Agreement and the SLR Revolving Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the SLR Loan Agreement and the SLR Revolving Credit Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 4, 2022, the Company issued a press release announcing its entrance into the SLR Loan Agreement and the SLR Revolving Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This report and the exhibit attached hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of Exchange Act, including statements regarding the availability of future borrowings under the SLR Credit Facilities. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause actual results and other events to differ materially from those expressed or implied in such statements. These risks and uncertainties include risks described in the Risk Factors section of the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. The Company disclaims any obligation to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release entitled “Outset Medical Secures Up To $300 Million in Debt Financing” dated November 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Outset Medical, Inc.

Date: November 4, 2022	By:	/s/Nabeel Ahmed
Nabeel Ahmed
Chief Financial Officer